                                                                    EXHIBIT 99.2


                           LEGAL OPINION AND CONSENT


April 20, 2001


ReliaStar Life Insurance Company of New York
20 Washington Avenue S.
Minneapolis, MN 55440

Dear Sir or Madam:

     In connection with the proposed registration under the Securities Act of 1933, as amended, of flexible premium variable life insurance policies (the "Policies") and interests in ReliaStar Life Insurance Company of New York Separate Account I (the "Variable Account"), I have examined documents relating to the establishment of the Variable Account by the Board of Directors of ReliaStar Life Insurance Company of New York (the "Company") as a separate account for assets applicable to variable contracts, pursuant to New York Insurance Law Section Mark 4240, as amended, and Post-Effective Amendment No. 6 to the Registration Statement, on Form S-6, File No. 333-19123 (the "Registration Statement") and I have examined such other documents and have reviewed such matters as I deemed necessary for this opinion, and I advise you that in my opinion:

     1. The Variable Account is a separate account of the Company duly created and validly existing pursuant to the laws of the State of New York.

     2. The Policies, when issued in accordance with the Prospectus constituting a part of the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their respective terms.

     3. The portion of the assets held in the Variable Account equal to reserves and other contract liabilities with respect to the Variable Accounts are not chargeable with liabilities arising out of any other business the Company may conduct.

     4. Post-Effective Amendment No. 6 does not contain disclosures that would render it ineligible to become effective under Rule 485(b) of the Securities Act of 1933.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the reference to me wherever appearing therein.

Sincerely,

/s/ Michael S. Fischer

Michael S. Fischer
Chief Counsel